UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 2, 2006

Date of Report (Date of earliest event reported)

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Colorado	333-45241	84-1521955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Carnegie Center, Suite 205, Princeton, New Jersey 08540

(Address of principal executive offices)

(201) 750- 2347

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02.	Unregistered Sales of Equity Securities.

On February 2, 2006, Registrant entered into a Security Purchase Agreement with Cornell Capital Partners, LP (“Cornell”) pursuant to which Cornell agreed to acquire $3,000,000 principal amount of Registrant’s Secured Convertible Debentures due February 1, 2009 (the “Debentures”) at face amount, of which $1,500,000 principal amount was sold and issued on the same date along with five year Warrants to purchase 4,200,000 shares of Common Stock at the price of $0.287 per share and five year B Warrants to purchase 300,000 shares of Common Stock at a price of $0.3444 per share. The $1,500,000 balance of the Debentures are to be paid for and issued on a date two business days prior to the date of the filing by the Registrant of a registration statement to register for reoffering the shares of Common Stock acquired upon conversion of the Debenture and exercise of the Warrants and B Warrants.

The Debentures are convertible at a price equal to the lesser of (i) $0.287 per share (“Fixed Conversion Price”), or (ii) 95% of the lowest volume weighted average price of the Common Stock on the market on which the shares are listed or traded during the 30 trading days immediately preceding the date of conversion (“Market Conversion Price”). Interest is payable at maturity at the rate of 6% per annum in cash or shares of Common Stock valued at the conversion price then in effect.

The holder of the Debenture has agreed that (i) it will not convert the Debenture or exercise the Warrants if the effect of such conversion or exercise would result in its holding of more than 4.9% of the outstanding shares of Common Stock, (ii) neither it nor its affiliates will maintain a short position or effect short sales of the Common Stock while the Debentures are outstanding, and (iii) no more than $300,000 principal amount of the Debenture may be converted at the Market Conversion Price during a calendar month.

The Registrant may call the Debentures for redemption at the Redemption Price at any time or from time to time but not more than $500,000 principal amount may be called during any 30 consecutive day period. The Redemption Price will be 120% of the principal redeemed plus accrued interest. Registrant has also granted the holder an 18-month right of first refusal assuming the Debentures are still outstanding with respect to Registrant’s issuance or sale of shares of capital stock, options, warrants or other convertible securities. It has also agreed to register at its expense under the Securities Act of 1933, as amended (the “Act”) the shares of Common Stock for reoffering by the holders of the Debentures and of the Warrants and B Warrants of the shares of Common Stock received upon following conversion or exercise.

Registrant has granted the holders a first security interest on its assets as security for payment of Registrant’s obligations. Registrant has agreed that in the event due to no fault of the holder the registration statement have not been filed under the Act by March 9, 2005 or be declared effective by the Securities Exchange Commission by June 2, 2006 or, if declared effective, sales of the registered shares cannot be made as a result of failure to provide material information or to keep the registration statement current, it will pay to the holders in cash or shares of Common Stock liquidated damages equal to 2% of the principal amount of Debentures then outstanding plus accrued interest for each 30-day period thereafter but not to exceed an aggregate of $600,000.

The Registrant has also agreed that as long as there is outstanding at least $500,000 principal amount of Debentures it would not, without the consent of the holder, issue or sell any securities at a price or warrants, options or convertible securities with an exercise or conversion price less than the bid price, as defined, immediately prior to the issuance; grant a further security interest in its assets or file a registration statement on Form S-8.

In the event of a Debenture default the Debenture shall, at the holder’s election, become immediately due and payable in cash or, at the holder’s option, in shares of Common Stock or may be converted into shares of Common Stock. Events of default include failure to pay principal when due or interest within five days following due date; failure to cure breaches or defaults of covenants, agreements or warrants within 10 days following written notice of such breach or default; the entry into a change of control transaction meaning (A) the acquisition of effective control of more than 50% of the outstanding voting securities by an individual or group (not including the holder or its affiliates), or (B) the replacement of more than one-half of the Directors not approved by a majority of Registrant’s directors as of February 2, 2006 or by directors appointed by such directors or (C) Registrant entering into an agreement to effect any of the foregoing; bankruptcy or insolvency acts; breach or default which results in acceleration of the maturity of other debentures, mortgages or credit facilities, indebtedness or factor agreements involving outstanding principal of at least $100,000; breach of the Registration Rights Agreement as to the scheduled filing, or effectiveness, and maintaining effectiveness of the registration statement which results in an inability to sell shares by holder for a designated period; failure to maintain the eligibility of the Common Stock to trade or the Over-the-Counter Bulletin Board, and failure to make delivery within five trading days of certificates for shares to be issued upon conversion for four trading days after the conversion or the date Registrant publicly announces intention not to comply with requests for conversion in accordance with the Debenture terms.

Registrant paid and is to pay to Yorkville Advisor, LLC a fee of 8% of the principal amount of the Debentures sold ($120,000 with respect to the $1,500,000 Debentures sold to date) and paid Yorkville structuring and due diligence fees of $15,000 and $5,000, respectively.

The net proceeds of $1,360,000 prior to deducting legal and accounting fees and other expenses, will be used for working capital including Phase I and initiation of Phase II testing of its Lovoxin C, its first Listeria cancer immunotherapy in cervical cancer patients, and acceleration of pre clinical testing for several pipeline vaccines including Lovaxin B and Lovaxin S for breast and ovarian cancer, respectively.

The sale of the Debenture was exempt from registration by virtue of Section 4(2) of the Act.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.01	Securities Purchase Agreement
Exhibit 10.02	Secured Convertible Debenture
Exhibit 10.03	Warrant
Exhibit 10.04	B Warrant
Exhibit 10.05	Investor Registration Rights Agreement
Exhibit 10.06	Security Agreement (Cornell)
Exhibit 10.07	Security Agreement (Subsidiary)
Exhibit 10.08	Irrevocable Transfer Agent Instructions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2006
ADVAXIS, INC.

	By:	/s/ Roni Appel
Name: Roni Appel Title: Chief Executive Officer